Exhibit 99-j





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 27, 2013 relating to the financial statements of AllianceBernstein Bond Fund, Inc. - Limited Duration High Income Portfolio and December 30, 2013 relating to the financial statements of AllianceBernstein Bond Fund, Inc. - Intermediate Bond Portfolio for the fiscal year ended September 30, 2013 and the fiscal year ended October 31, 2013, respectively, which are incorporated by reference in this Post-Effective Amendment No. 121 to the Registration Statement (Form N-1A No. 2-48227) of AllianceBernstein Bond Fund, Inc.

                                                /s/ ERNST & YOUNG LLP


New York, New York
January 27, 2014